UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date Earliest Event Reported):
January 8, 2024

BARK, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39691	85-1872418
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
120 Broadway, Floor 12 New York, NY		10271 (Zip Code)
(Address of Principal Executive Offices)
(855) 501-2275
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	BARK	New York Stock Exchange

Warrants, each warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	BARK WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On August 23, 2023, plaintiff Geoffrey Vernon (the “Plaintiff”) filed a putative class action complaint (the “Complaint”) in the Court of Chancery of the State of Delaware (the “Court”) against BARK, Inc. (“BARK” or the “Company”) and certain current and former members of BARK’s board of directors (the “Board”, together with the Company, the “Defendants”) under the caption Vernon v. BARK, Inc. et al., C.A. No. 2023-0866-PAF (the “Action”). The Complaint alleged, among other things, that Article Thirteenth of the Company’s Third Amended and Restated Certificate of Incorporation (the “Waiver Provision” and the “Charter,” respectively), which provides for the waiver and renunciation of corporate opportunities related to the Company, violates Sections 102(b)(7) and 122(17) of Delaware’s General Corporation Law (“DGCL”) as impermissibly broad and impermissibly waiving fiduciary duties of the members of the Board.

Defendants denied any and all wrongdoing alleged in the Complaint, but, because the Complaint had called into question the validity of the Waiver Provision, the Board determined that it was advisable and in the best interests of the Company and its stockholders to amend the Charter to delete the provisions of Article Thirteenth, in their entirety (the “Amendment”). The Board thus approved and adopted the Amendment and will direct the Amendment to be submitted to the stockholders of the Company for adoption and approval at the Company’s next annual meeting of stockholders with the Board’s recommendation that the Amendment be approved and adopted by the stockholders of the Company. The Board also took additional actions in relation to the Waiver Provision.

On December 12, 2023, after Plaintiff was advised of the Board’s actions, Plaintiff filed a notice of voluntary dismissal of the Action as moot, which the Court approved by order dated December 13, 2023. Believing that the swift resolution of this Action was in the best interest of and benefit to the Company, and without admitting the allegations Plaintiff made in the Complaint, BARK has agreed to pay $95,000 (the “Mootness Fee,” inclusive of a $500 service award to Plaintiff) to Plaintiff’s counsel to resolve the anticipated application by Plaintiff’s counsel for an award of attorneys’ fees and reimbursement of expenses. In connection with the January 8, 2024 stipulated order closing the case, the Court ordered that the Company provide this notice. The Court has not and will not pass judgment on the amount of the Mootness Fee.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARK, Inc.

By:	/s/ Allison Koehler
Name: Allison Koehler
Title: General Counsel and Secretary
Date: January 12, 2024